                                                                    Exhibit 10.7

                          DIRECT HIT TECHNOLOGIES, INC.

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

       This Second Amended and Restated Rights Agreement (the "Agreement") is entered into as of the 16th day of July, 1999, by and among Direct Hit Technologies, Inc., a Delaware corporation (the "Company"), the undersigned purchasers of Series C Preferred Stock of the Company (the "Purchasers") and the undersigned holders of Series B Preferred Stock and Series A Preferred Stock of the Company (collectively, the "Prior Purchasers") (Prior Purchasers and Purchasers may be collectively referred to as "Preferred Purchasers"), Gary Culliss and Michael Cassidy (collectively referred to as the "Founders" and singularly a "Founder") and David Parker ("Parker").

                                    RECITALS

       A. The Prior Purchasers and the Founders are parties to that certain Amended and Restated Rights Agreement dated as of November 12, 1998 among the Company and such Prior Purchasers and Founders (the "Prior Agreement").

       B. Concurrently herewith, the Purchasers and the Company are entering into a Series C Preferred Stock Purchase Agreement (the "Series C Agreement") pursuant to which the Purchasers are purchasing from the Company shares of its Series C Preferred Stock.

       C. The Prior Purchasers beneficially owning at least two-thirds of the Company's outstanding shares held by all Prior Purchasers which are subject to the Prior Agreement wish to amend the Prior Agreement to grant registration, information and co-sale rights to the Purchasers identical to the registration, information and co-sale rights of the Prior Purchasers.

       D. The Purchasers desire to become a party to the Prior Agreement as amended and restated hereby.

       E. By this Agreement, the Company, the Purchasers, Prior Purchasers, Founders and Parker desire to provide for certain registrations and other rights as set forth herein.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

       1.     REGISTRATION RIGHTS.

              1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                     (a) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

                     (b) "CONVERSION STOCK" means the Common Stock issued or issuable upon conversion of the Series A, Series B and Series C Preferred Stock (which shares of Series A, Series B and Series C Preferred Stock are referred to herein as the "Preferred Shares").

                     (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                     (d) "HOLDER" shall mean any stockholder of the Company holding Registrable Securities (including Series A, Series B and Series C Preferred Stock) and any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Sections
1.11 and 4.3 hereof.

                     (e) "INITIATING HOLDERS" shall mean any Series A or Series B Preferred Stock Holder or Holders of at least forty percent (40%) of the Series A or Series B Registrable Securities (adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like).

                     (f) "INITIATING PREFERRED C HOLDERS" shall mean any Series C Preferred Stock Holder or Holders of at least fifty percent (50%) of the Series C Registrable Securities (adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like).

                     (g) "QUALIFYING PUBLIC OFFERING" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an offering price of at least $11.87 per share (as adjusted for any combinations, stock splits, stock dividends, recapitalizations and the like) that values the Company at not less than $253 million and results in gross proceeds to the Company of at least $20 million.

                     (h) "REGISTRABLE SECURITIES" means (i) the Conversion Stock; or (ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public. Except for subsections 1.2, 1.4, 1.10, 2.1, 3.1,
3.2 and 4.4, Registrable Securities shall include shares of Common Stock of the Company issued or issuable to the Founders and to those officers and directors of the Company to whom the Board of Directors of the Company by unanimous vote extends the registration rights contained in subsection 1.3.

                     (i) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                     (j) "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders in the event of each registration provided for in Sections 1.2, 1.3 and 1.4 hereof.

                     (k) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                     (l) "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for the selling Holders.

              1.2    REQUESTED REGISTRATION.

                     (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders or Initiating Preferred C Holders a written request that the Company effect any registration in either case with respect to at least twenty percent (20%) of their Registrable Securities, or any lesser percentage if the reasonably anticipated aggregate receipts to the Company, net of underwriting discounts and commissions, would exceed $2,000,000, the Company will:

                            (i)    promptly give written notice of the proposed
registration, qualification or compliance to all other Holders; and

                            (ii)   as soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                                   (A) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                   (B) At any time prior to the earlier of (i)
one hundred eighty days (180) after the effective date of the Company's initial public offering of its securities pursuant to a registration statement declared effective under the Securities Act or (ii) April 27, 2001;

                                   (C) Within ninety (90) days of the effective
date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

                                   (D) After the Company has effected four (4)
such registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective, at which time the Company will be deemed to have satisfied its obligations to register underlying Common Stock for purposes of this Section 1.2(a)(ii)(D)).

       Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                     (b) UNDERWRITING. In the event that a registration pursuant to Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

       The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

       If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities, and/or other securities so withdrawn shall also be withdrawn from registration, and such securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

       If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other purchasers) in such registration if the managing underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

              1.3    COMPANY REGISTRATION.

                     (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction or (iii) a registration effected pursuant to Sections 1.2 or 1.4 hereof, the Company will:

                            (i) promptly give to each Holder written notice
thereof; and

                            (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

                     (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of Holders holding more than a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than in behalf of the Company) shall be allocated among all Holders and such other holders (provided that such other holders have contractual rights to participate in such registration which are not subordinate to the Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders and such other holders; PROVIDED, HOWEVER, in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the Holders may be excluded entirely if the underwriters make the determination described above or the Holders holding a majority of the Registrable Securities consent in writing to such a reduction. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred
(100) shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                     (c) PARTICIPATION OF FOUNDERS, OFFICERS, DIRECTORS AND EMPLOYEES. Upon any sale by the Company of shares of its Common Stock to the public in a firmly underwritten public offering, the Founders and any other officer, director or employee designated by the Company's Board of Directors shall be entitled to include any of their shares of Common Stock in any registration by the Company under this subsection 1.3, if such persons who choose to include any of their securities in such registration shall continue to serve the Company as officer, director or employee on the effective date of such registration statement, and such persons agree to be bound by all other provisions of this Agreement and participate in any such registration on the same basis as each Holder in accordance with all applicable provisions of this Agreement (such persons are collectively referred to as "Employee-Holders"). Notwithstanding the foregoing, if the managing underwriter advises the Company that the inclusion of all shares requested to be registered would adversely affect the offering, the securities of the Company held by Employee-Holders shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and in any event, the securities of the Company held by any Preferred Purchaser or assignee thereof shall have priority for inclusion of such shares in such registration and underwriting and in respect of any underwriters cut-back of shares, ahead of any shares held by Employee-Holders.

              1.4    REGISTRATION ON FORM S-3.

                     (a) If any Holder or Holders holding in the aggregate not less than five percent (5%) of the then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $250,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request and the Company shall use its best efforts to keep such Form S-3 registration statement effective until the earlier of (i) one (1) year after the effective date of such registration statement or
(ii) such time as the Registrable Securities can be sold without compliance with the Registration Requirements of the Securities Act; PROVIDED, HOWEVER, that the Company shall not be required to effect more than three (3) registrations pursuant to this Section 1.4 in any twelve (12) month period. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

                     (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4:

                            (i)    in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                            (ii)   if the Company, within ten (10) days of the
receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); or

                            (iii)  within one hundred eighty (180) days of the
effective date of any registration referred to in Sections 1.2 and 1.3 above, PROVIDED, THAT the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

              1.5 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, without the approval of the holders of a majority of the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to those of the Preferred Purchasers. Upon obtaining such approval, the Company will grant the Holders any rights of first refusal or registration rights granted to subsequent purchasers of the Company's equity securities to the extent such subsequent rights are superior, in the good faith judgment of the Company's Board of Directors, to those rights granted in connection with the issuance of the Series A, Series B and Series C Preferred Stock to the Preferred Purchasers. Nothing in this Section 1.5 shall be deemed to restrict the Company's right to permit individual Employee-Holders to participate in a public offering pursuant to Section 1.3(c) above.

              1.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Sections 1.2, 1.3 and
1.4 shall be borne by the Company; PROVIDED, HOWEVER, that the expenses in excess of $15,000 of any special audit required in connection with a registration pursuant to Section 1.2 shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

              1.7 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                     (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed;

                     (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                     (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                     (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              1.8    INDEMNIFICATION.

                     (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

                     (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                     (c)    Each party entitled to indemnification under this
Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

              1.9 INFORMATION BY HOLDER. The Holders of securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

              1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                     (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                     (c) So long as a Preferred Purchaser owns any Registrable Securities, to furnish to the Preferred Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Preferred Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Preferred Purchaser to sell any such securities without registration.

              1.11 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Preferred Purchasers under sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Preferred Purchaser provided that the transferor provides the Company with written notice of the proposed transfer and: (i) the transferee acquires all of the transferor's Registrable Securities not sold to the public; (ii) the transferee acquires at least two hundred thousand (200,000) shares of the transferor's Registrable Securities not sold to the public; or
(iii) the transferee is a partner, shareholder or affiliate of the Holder and such transferee agrees to act through a single representative of all such transferees. The Company agrees that such transfer rights may be transferred by Mercury Investors, LLC to NeoCarta Ventures, L.P. or to another associated institutional investor, in one or more transfers.

              1.12 STANDOFF AGREEMENT. Each Holder agrees in connection with the Company's initial public offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) for the period agreed to by the Company and the underwriters but which will in no event exceed one hundred eighty (180) days; PROVIDED, THAT the officers and directors of the Company who own stock of the Company and any stockholder holding more than five percent (5%) of the outstanding voting securities of the Company also agree to such restrictions.

              1.13 TERMINATION. Any registration rights granted pursuant to this Section 1 shall terminate with respect to any Holder at such date, (i) five
(5) years after the closing date of the Company's initial public offering or
(ii) after the Company's initial registered public offering, when all remaining Registrable Securities held or entitled to be held by such Holder may be sold under Rule 144 during any three (3) month period.

       2.     RIGHT OF FIRST REFUSAL UPON ISSUANCE OF SECURITIES BY THE COMPANY.

              2.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Preferred Purchaser (provided such Preferred Purchaser is then a current holder of at least ten percent (10%) of the number of shares of Series A, Series B and Series C Preferred Stock (or Conversion Stock) originally purchased by such Preferred Purchaser) and each Founder (provided the Founder remains a director, officer or employee of the Company) (collectively, hereinafter, the "Rights Holders") the right of first refusal to purchase, pro rata, all or any part of New Securities (as defined in this Section 2.1) which the Company may, from time to time, propose to sell and issue. For purposes of this right of first refusal, a pro rata share for a Rights Holder is the ratio that the number of shares of Conversion Stock then held by each Rights Holder bears to the sum of the total number of shares of Conversion Stock and Common Stock held by all Rights Holders then outstanding.

                     (a) "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.

                     (b) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued to employees, officers, consultants or directors of the Company pursuant to options granted at any time after the date of incorporation of the Company up to a total of 2,487,501 shares (plus any of such shares which are repurchased by the Company or as to which such options expire unexercised) or pursuant to a plan or agreement unanimously approved by the Company's Board of Directors; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets of the corporation or other reorganization; (iv) the Conversion Stock; (v) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing from a conventional equipment leasing company; (vi) stock issued pursuant to any rights or agreements including, without limitation, convertible securities, options and warrants, PROVIDED, THAT the right of first refusal established by this Section 2 applies with respect to the initial sale or grant by the Company of such rights or agreements; or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

                     (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                     (d) In the event a Rights Holder fails to exercise his or its pro rata share within said fifteen (15) day period, the Company will give the Rights Holders who did so agree (the "Electing Rights Holders") notice of the number of shares that were not subscribed for. Such notice may be by telephone if followed by written confirmation within two (2) days. The Electing Rights Holders shall have fifteen (15) business days from the date of such notice to agree to purchase pro rata (as defined in Section 2.1 above) all of the New Securities not purchased by the non-purchasing Rights Holders; PROVIDED, HOWEVER, that holders of Series C Preferred Stock shall have priority over any other Rights Holder with respect to any available shares originally offered to the Series C Preferred Holders as a group.

                     (e) In the event a Rights Holder fails to exercise the right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New

Securities not elected to be purchased by Rights Holders at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

                     (f) The right of first refusal granted under this Agreement shall expire upon the closing of the Qualifying Public Offering.

                     (g) The right of first refusal hereunder may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities provided that the transferor provides the Company with written notice of the proposed transfer and
(i) the transferee acquires all of the transferor's Registrable Securities not sold to the public; (ii) the transferee acquires at least two hundred thousand (200,000) shares of the transferor's Registrable Securities not sold to the public; or (iii) the transferee is a partner, shareholder or affiliate of the Holder and such transferee agrees to act through a single representative of all such transferees. The Company agrees that such right of first refusal may be transferred by Mercury Investors, LLC to NeoCarta Ventures, L.P., or to another associated institutional investor, in one or more transfers.

       3. RIGHTS UPON TRANSFER BY FOUNDERS OR PARKER. Parker and each Founder hereby agree as follows:

              3.1    RIGHT OF CO-SALE.

                     (a) THE RIGHT. To the extent the Company does not exercise any rights of first refusal pursuant to an agreement between the Company and a Founder or Parker, in the event that a Founder or Parker proposes to sell shares of Common Stock or other equity securities of the Company ("Transfer Equity Securities"), each Preferred Purchaser shall have the assignable right, exercisable upon written notice to the Founder or Parker, as applicable, within thirty (30) days after notice by the Company of such sale, to participate in such sale of securities pursuant to the specified terms and conditions of the notice, subject to the following limitations. The Company shall provide written notice to each Preferred Purchaser within thirty (30) days after receiving the notice of the proposed transfer from the Founder or Parker. The notice to the Preferred Purchaser shall state the terms of the proposed transfer and the date of expiration of the Preferred Purchasers' rights hereunder. Each participating Preferred Purchaser shall be entitled to sell up to that number of securities equal to the product obtained by multiplying (i) the number of shares to be transferred by the Founder or Parker by (ii) a fraction, (A) the numerator of which is the number of shares of Conversion Stock of the Company held by such Preferred Purchaser and (B) the denominator of which is the number of shares of Transfer Equity Securities held by Parker or the Founder proposing the transfer plus the number of shares of Conversion Stock held by all Preferred Purchasers.

                     (b) PROHIBITED TRANSFERS. In the event a Founder or Parker should sell any Transfer Equity Securities in contravention of the participation rights of a Preferred Purchaser under this Section 3 (the "Prohibited Transfer"), each Preferred Purchaser shall have the option (the "Put Option") to sell to the Founder or Parker, as applicable, a number of shares equal to the number of shares that such Preferred Purchaser would have had the right to sell in connection with the Prohibited Transfer, had such Founder or Parker complied with Section 3.1, subject to the following terms and conditions:

                            (i)    The price per share at which such shares are
to be sold to the Founder or Parker shall be equal to the price per share paid by the third-party purchaser or purchasers.

                            (ii)   The Preferred Purchaser shall deliver to the
Founder or Parker, as applicable, within ninety (90) days after it has received notice from such Founder or Parker or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

                            (iii)  The Founder or Parker, as applicable, shall,
upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of the Preferred Purchaser and shall reimburse the Preferred Purchaser for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

                     (c) LIMITATIONS ON RIGHTS. Section 3.1 shall not apply to a sale, assignment or transfer of Transfer Equity Securities:

                            (i)    to the Founder's or Parker's spouse, parents,
grandparents, children or grandchildren or other members of the Founder's or Parker's family (including relatives by marriage), or to a custodian, trustee or other fiduciary for the account of the Founder or Parker or members of his family;

                            (ii)   by way of bequest or inheritance upon death;

                            (iii)  to the Company or Preferred Purchasers
pursuant to the exercise of any right of first refusal; or

                            (iv)   with respect to the right of co-sale,
transfers up to five percent (5%) of the Transfer Equity Securities held by such Founder or Parker on a cumulative basis (for purposes of this subsection (iv), shares held and/or sold by the Founder or Parker shall include all shares held and/or sold by transferees of the Founder or Parker pursuant to subsection (i)); PROVIDED, HOWEVER, that any transferees pursuant to subsections (i) or (ii) above shall receive and hold such shares subject to the provisions of this
Section 3.1 and there shall be no further transfer of such shares except in accordance herewith.

              3.2 TERMINATION AND AMENDMENT. The right of co-sale described in Section 3.1 shall expire upon the earlier of (i) the effective date of the Qualifying Public Offering or (ii) July 16th, 2014.

              3.3 STOCK LEGEND. All certificates representing shares of Common Stock of the Company held by the Founders or Parker and transferees described in Section 3.1 above shall bear the following legend:

       "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND CO-SALE SET FORTH IN A RIGHTS AGREEMENT AMONG THE COMPANY, THE HOLDERS HEREOF AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE CORPORATION."

       4.     MISCELLANEOUS.

              4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to transactions taking place between Delaware residents and wholly within the State of Delaware.

              4.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Preferred Purchaser and the closing of the transactions contemplated hereby.

              4.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              4.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the record or beneficial holders of at least two-thirds (2/3) of each of the Series A, Series B and Series C Preferred Stock and the written consent of Founders holding at least two-thirds (2/3) of the total number of shares of Common Stock held by Founders subject to this Agreement, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; PROVIDED, HOWEVER, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Series A, Series B and Series C Preferred Stock or Transfer Equity Securities held by Founders without the consent of all of the Preferred Purchasers or the Founders, as applicable; PROVIDED, FURTHER, HOWEVER, that if such amendment has the effect of affecting the Transfer Equity Securities held by Parker in a manner (i) materially different than the Transfer Equity Securities held by the Founders and (ii) materially adverse to the interests of Parker, then such amendment shall require the consent of Parker. Upon the effectuation of each such waiver, consent, agreement or amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.4.

              4.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Holder, Founder or Parker, at such Holder's, Founder's or Parker's address as set forth in the Company's records, or at such other address as such Holder, Founder or Parker shall have furnished to the Company in writing, or (b) if to the Company, at 888 Worcester Street, Wellesley, MA, 02482 or at such other address as the Company shall have furnished to the Holder in writing.

              4.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

              4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              4.8 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

              4.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.


                             [Signatures To Follow]

       The foregoing agreement is hereby executed as of the date first above written.

                                       "COMPANY"

                                       DIRECT HIT TECHNOLOGIES, INC.

                                       By:  /s/ Michael Cassidy
                                          -------------------------------------
                                             Michael Cassidy, President